EXHIBIT 23.2




                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS




CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


To the Board of Directors
Intelect Communications Systems Limited

We consent to the incorporation by reference in the registration statement relating to the offering for sale of 219,986 common shares on Form S-3 of
Intelect Communications Systems Limited of our report dated March 15, 1996 relating to the consolidated balance sheets of Intelect Communications Systems Limited and subsidiaries as of December 31, 1995 and October 31, 1995 and 1994 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the two month period ended December 31, 1995 and each of the years in the three-year period ended October 31, 1995, and all related schedules, which report appears in the December 31, 1995 Form 10-K Transition Report of Intelect Communications Systems Limited, and our report dated January 19, 1996 relating to the consolidated balance sheets of Intelect Communications Systems Limited and subsidiaries as of October 31, 1995 and 1994 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended October 31, 1995, and all related schedules, which report appears in the October 31, 1995 Form 10-K of Intelect Communications Systems Limited.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                             /s/ KPMG Peat Marwick

Hamilton, Bermuda                            Chartered Accountants
October 31, 1996